Exhibit (i)

January 9, 2026

Themes ETF Trust

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

RE:	Opinion of Counsel regarding the Registration Statement filed on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), and Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

This opinion relates to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) and is given in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) of a post-effective amendment under the Securities Act and an amendment under the 1940 Act (collectively, the “Amendment”), each to the Registration Statement. The Amendment relates to the registration of an indefinite number of shares of beneficial interest (collectively, the “Shares”), with no par value per share, for the Leverage Shares 2X Short OKLO Daily ETF, Leverage Shares 2X Long CRML Daily ETF, Leverage Shares 2X Long USAR Daily ETF, Leverage Shares 2X Long UUUU Daily ETF, Leverage Shares 2X Long LAES Daily ETF, Leverage Shares 2X Long BITF Daily ETF, Leverage Shares 2X Long ALB Daily ETF, Leverage Shares 2X Long FCX Daily ETF, Leverage Shares 2X Long ONDS Daily ETF, Leverage Shares 2X Long POET Daily ETF, Leverage Shares 2X Long UAMY Daily ETF, Leverage Shares 2X Long AXP Daily ETF, Leverage Shares 2X Long UEC Daily ETF, Leverage Shares 2X Long GLW Daily ETF, Leverage Shares 2X Long GILD Daily ETF, Leverage Shares 2X Long PLUG Daily ETF, Leverage Shares 2X Long DNN Daily ETF, Leverage Shares 2X Long SLB Daily ETF, Leverage Shares 2X Long RCAT Daily ETF, Leverage Shares 2X Long DFDV Daily ETF, Leverage Shares 2X Long NMAX Daily ETF, Leverage Shares 2X Long FWDI Daily ETF, Leverage Shares 2X Long BYND Daily ETF, Leverage Shares 2X Long HIVE Daily ETF, Leverage Shares 2X Long BTBT Daily ETF, Leverage Shares 2X Long WULF Daily ETF, Leverage Shares 2X Long BTDR Daily ETF, Leverage Shares 2X Long CORZ Daily ETF, Leverage Shares 2X Long HUT Daily ETF, Leverage Shares 2X Long BTCS Daily ETF, Leverage Shares 2X Long ZS Daily ETF, Leverage Shares 2X Long CAVA Daily ETF, Leverage Shares 2X Long GAP Daily ETF, Leverage Shares 2X Long UPXI Daily ETF, Leverage Shares 2X Long SUIG Daily ETF, Leverage Shares 2X Long RR Daily ETF, Leverage Shares 2X Long XPEV Daily ETF, Leverage Shares 2X Long LI Daily ETF, Leverage Shares 2X Long SKYT Daily ETF, and Leverage Shares 2X Long ORLY Daily ETF, each a new series of the Trust (each a “Fund”). We understand that the Amendment is being filed with the Commission pursuant to the requirements of the Securities Act and that our opinion is required to be filed as an exhibit to the Registration Statement.

We have acted as counsel to Themes ETF Trust (the “Trust”), a Delaware statutory trust, organized under the laws of the state of Delaware, and are familiar with the Registration Statement relating to the shares of beneficial interest of each Fund to be issued and sold by the Trust.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and certificates or comparable documents of public officials, and of officers and representatives of the Trust, and we have made such inquiries of the officers and representatives of the Trust, as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth.

PRACTUS, LLP

11300 Tomahawk Creek Pkwy  ●  Ste. 310  ●  Leawood, Kansas 66211  ●  p: 949.629.3928

Practus.com

In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or a copy) and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or copies. As to all questions of fact material to such opinion, we have relied upon the certificates referred to herein above. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the shares of beneficial interest when issued and sold in accordance with terms of the Registration Statement, when it is made effective by the U.S. Securities and Exchange Commission (the “SEC”), and the requirements of applicable federal and state laws will be validly issued and fully paid and non-assessable by the Trust.

This letter expresses our opinion as to the provisions of the Trust’s Agreement and Declaration of Trust and the laws of the State of Delaware applying to statutory trusts generally but does not extend to federal securities or other laws or the laws of jurisdictions outside the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Practus, LLP
Practus, LLP